Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PennFed Financial Services, Inc.

We consent to the incorporation by reference in the registration statement on Form S-4 of New York Community Bancorp, Inc. of our reports dated September 11, 2006 with respect to the consolidated statements of financial condition of PennFed Financial Services, Inc. and Subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2006, and the effectiveness of internal control over financial reporting as of June 30, 2006, which reports appear in the June 30, 2006 annual report on Form 10-K of PennFed Financial Services, Inc. which is incorporated by reference in New York Community Bancorp, Inc.’s Registration Statement on Form S-4 incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

Short Hills, New Jersey

December 15, 2006